Exhibit 23.2


                       [Letterhead of Shinhan Accounting]

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Kyu  Tae  Park
Vanex  Co.,  Ltd.
165-8,  LG  Palace  5th  Floor,
Dongkyo-Dong,  Mapo-Gu
Seoul,  Korea

Re:  Vanex  Co.,  Ltd's  Registration  Statement  on  Form  F-1

We consent to the reference to our firm under the caption "Interest of Named Experts and Counsel" and to the use of our report dated February 24, 2003, in the registration statement on Form F-1 and related Prospectus of Vanex Co., Ltd. for the registration of shares of its common stock to be sold by selling shareholders.


/s/  Shinhan  Accounting  Corporation

Shinhan  Accounting  Corporation,
Certified  Public  Accountants


Seoul,  Korea
July  16,  2003